AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2009

Registration No. 333-156814

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Matrix Service Company

(Exact name of registrant as specified in its charter)

DELAWARE	73-1352174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5100 E. Skelly Drive, Suite 700

Tulsa, OK 74135

(918) 838-8822

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Bradley

President and Chief Executive Officer

5100 E. Skelly Drive, Suite 700

Tulsa, OK 74135

(918) 838-8822

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Mark D. Berman, Esq.

Conner & Winters, LLP

4000 One Williams Center

Tulsa, Oklahoma 74172

(918) 586-5711

(918) 586-8661 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 is to file an exhibit to the Registration Statement, as shown in Item 16 of Part II below.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

All amounts which are payable by the Registrant, other than the SEC registration fee, are estimates.

SEC registration fee(1)	$0
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Miscellaneous	3,000
Total	$43,000

(1)	Pursuant to Rule 457(p), $15,720 previously paid by the registrant upon filing on July 1, 2004, of a registration statement on Form S-3, registration no. 333-117077, is being offset against the filing fee of $15,720 associated with this Registration Statement.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants us the authority to indemnify each of our directors and officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer that is made a party to any threatened, pending or completed action, suit or proceeding, (whether civil, criminal or otherwise) by reason of the fact that such director or officer is or was a director, officer, employee or agent of ours or by reason of the fact that such director or officer, at our request, is or was serving at any other corporation or other entity, in any capacity, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, that in the case of an action, suit or proceeding against a director or officer that is brought by us or in our right, we may indemnify such director or officer only in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer; provided further, that no such indemnity for expenses may be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us unless, and only to the extent that, either the Delaware Court of Chancery or the court in which the action, suit or proceeding against such director or officer was brought shall determine upon application that, despite the adjudication of liability to us but in view of all the circumstances of the case, such director or officer is nevertheless fairly and reasonably entitled to indemnity from us for such expenses in an amount deemed proper by such court.

Unless ordered by a court, the determination of whether a then sitting director or officer has met the applicable standard for indemnity, i.e., that the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, shall be made by either (i) a majority vote of our directors at the time of such determination who were not parties to the suit or action, or (ii) by our stockholders.

Section 145 of the DGCL also authorizes us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any action, suit or proceeding against the director or officer prior to a determination of whether the director or officer is actually entitled to indemnity and to purchase insurance for the benefit of a director or officer against any liability that may be incurred by reason of the fact that the insured was or is a director or officer, regardless of whether the liability insured could have legally been indemnified by us.

Pursuant to the authority granted us by Section 145 of the DGCL, we have provided in our restated certificate of incorporation and bylaws for the indemnification of our directors and officers to the fullest extent authorized or permitted by law as from time to time in effect and we have purchased, a policy of insurance for the benefit of our directors that provides standard coverage.

As permitted by Section 102 of the DGCL, our restated certificate of incorporation provides that each of our directors shall not be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of their duties as a director; provided, that a director shall be liable, to the extent provided by applicable law, for any breach of such director’s duty of loyalty to us or our stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases), or for any transaction from which such director derived an improper personal benefit. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Exhibit
1*	Form of Underwriting Agreement.

4.1**	Amended and Restated Certificate of Incorporation.

4.2	Bylaws, as amended, (previously filed as Exhibit 3.2 to our Current Report on Form 8-K filed on December 4, 2007 (File No. 1-15461) and incorporated by reference herein).

4.3	Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (previously filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No. 333-117077), and incorporated by reference herein).

4.4	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated May 1, 2005 (previously filed as Exhibit 3.5 to our Annual Report on Form 10-K (File No. 1-15461), filed August 17, 2005, and incorporated by reference herein).

4.5	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (previously filed as Exhibit 3.7 to our Annual Report on Form 10-K (File No. 1-15461), filed August 14, 2007, and incorporated by reference herein).

4.6	Form of Senior Note Indenture (previously filed as Exhibit 4.2 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.7	Form of Senior Note (previously filed as Exhibit 4.3 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.8	Form of Subordinated Note Indenture (previously filed as Exhibit 4.4 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.9	Form of Subordinated Note (previously filed as Exhibit 4.5 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.10	Form of Warrant Agreement (previously filed as Exhibit 4.6 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.11	Form of Warrant Certificate for Common Stock (previously filed as Exhibit 4.7 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.12	Form of Warrant Certificate for Preferred Stock (previously filed as Exhibit 4.8 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.13	Form of Warrant Certificate for Senior Debt (previously filed as Exhibit 4.9 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.14	Form of Warrant Certificate for Subordinated Debt (previously filed as Exhibit 4.10 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

5**	Opinion of Conner & Winters, LLP regarding the legality of the securities.

12**	Statements Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1***	Consent of Deloitte & Touche LLP.

23.2**	Consent of Conner & Winters, LLP (included in Exhibit 5).

24**	Power of Attorney.

25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Previously filed with this Registration Statement.
***	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 17th day of March 2009.

MATRIX SERVICE COMPANY

By:	/s/ Thomas E. Long
Thomas E. Long
Vice President Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Michael J. Bradley* Michael J. Bradley	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2009

/s/ Thomas E. Long Thomas E. Long	Vice President Finance and Chief Financial Officer (Principal Financial Officer)	March 17, 2009

/s/ Kevin S. Cavanah* Kevin S. Cavanah	Vice President – Accounting and Financial Reporting (Principal Accounting Officer)	March 17, 2009

/s/ Michael J. Hall* Michael J. Hall	Chairman of the Board of Directors	March 17, 2009

/s/ I. Edgar Hendrix* I. Edgar Hendrix	Director	March 17, 2009

/s/ Paul K. Lackey* Paul K. Lackey	Director	March 17, 2009

/s/ Tom E. Maxwell* Tom E. Maxwell	Director	March 17, 2009

/s/ David J. Tippeconnic* David J. Tippeconnic	Director	March 17, 2009

*BY:	Thomas E. Long
Attorney-in-Fact

Index to Exhibits

Exhibit Number	Exhibit
1*	Form of Underwriting Agreement.

4.1**	Amended and Restated Certificate of Incorporation.

4.2	Bylaws, as amended, (previously filed as Exhibit 3.2 to our Current Report on Form 8-K filed on December 4, 2007 (File No. 1-15461) and incorporated by reference herein).

4.3	Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (previously filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No. 333-117077), and incorporated by reference herein).

4.4	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated May 1, 2005 (previously filed as Exhibit 3.5 to our Annual Report on Form 10-K (File No. 1-15461), filed August 17, 2005, and incorporated by reference herein).

4.5	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (previously filed as Exhibit 3.7 to our Annual Report on Form 10-K (File No. 1-15461), filed August 14, 2007, and incorporated by reference herein).

4.6	Form of Senior Note Indenture (previously filed as Exhibit 4.2 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.7	Form of Senior Note (previously filed as Exhibit 4.3 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.8	Form of Subordinated Note Indenture (previously filed as Exhibit 4.4 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.9	Form of Subordinated Note (previously filed as Exhibit 4.5 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.10	Form of Warrant Agreement (previously filed as Exhibit 4.6 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.11	Form of Warrant Certificate for Common Stock (previously filed as Exhibit 4.7 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.12	Form of Warrant Certificate for Preferred Stock (previously filed as Exhibit 4.8 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.13	Form of Warrant Certificate for Senior Debt (previously filed as Exhibit 4.9 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.14	Form of Warrant Certificate for Subordinated Debt (previously filed as Exhibit 4.10 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

5**	Opinion of Conner & Winters, LLP regarding the legality of the securities.

12**	Statements Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1***	Consent of Deloitte & Touche LLP.

23.2**	Consent of Conner & Winters, LLP (included in Exhibit 5).

24**	Power of Attorney.

25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Previously filed with this Registration Statement.
***	Filed herewith.